Exhibit 99.7

NOTICE OF GUARANTEED DELIVERY

FOR RIGHTS ISSUED BY

CENTRAL PACIFIC FINANCIAL CORP.

This Notice of Guaranteed Delivery must be used to exercise the subscription rights (the “Rights”) pursuant to the rights offering (the “Rights Offering”) as described in the prospectus dated [ ], 2011 (the “Prospectus”) of Central Pacific Financial Corp., a Hawaii corporation (the “Company”), if a holder of Rights cannot deliver the Rights Certificate and Election Form to the subscription agent listed below (the “Subscription Agent”) at or before 5:00 p.m., Eastern time, on [ ], 2011 (the “Expiration Time”). This Notice must be delivered by facsimile transmission, first class mail, or overnight delivery to the Subscription Agent and must be received by the Subscription Agent at or before the Expiration Time.

Payment of the subscription price of $10 per share of the Company’s common stock subscribed for pursuant to the exercise of Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or before the Expiration Time even if the completed Rights Certificate is being delivered pursuant to the guaranteed delivery procedures hereunder.

By Mail, Hand or Overnight	By Facsimile Transmission:
Courier:	(For Eligible Institutions Only)
(866) 734-9952
Wells Fargo Bank, National
Association	Telephone Number for Confirmation:
Shareowner Services	(800) 468-9716
161 N. Concord Exchange
South St. Paul, Minnesota 55075
Attn: Voluntary Corporate Actions
Department

DELIVERY OF THIS NOTICE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby represents that the undersigned is the holder of a rights certificate (the “Rights Certificate”) representing Rights, that the undersigned is not able to deliver a completed Rights Certificate to the Subscription Agent at or before the Expiration Time and that the undersigned is a resident of the United States or, if not, has provided evidence satisfactory to the Company that the exercise of the Rights does not violate the laws of the undersigned’s jurisdiction. The undersigned elects to exercise its Rights as follows:

Basic Subscription Right

I exercise	_________________ rights	x	1.3081	=
	(no. of your rights)		(ratio)		(no. of new shares, rounded down to nearest whole share)

Therefore, I apply for		x	$10.00	=	$
	(no. of new whole shares)		(subscription price)		(amount enclosed)

Over-Subscription Privilege

If you fully exercise your Basic Subscription Right, and wish to subscribe for additional shares, you may exercise your Over-Subscription Privilege. Exercise of your Over-Subscription Privilege is subject to limitation and allocation as described in the Prospectus.

I apply for		x	$10.00	=	$
	(no. of whole shares)		(subscription price)		(additional amount enclosed)

Total Payment Required (sum of basic plus over-subscription amounts):  $

The undersigned understands that payment of the full subscription price must be received by the Subscription Agent at or before the Expiration Time and represents that such payment, in the aggregate amount set forth above, either (check the appropriate box):

☐               Is being delivered to the Subscription Agent herewith; or

☐            Has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete the information relating thereto):

☐            Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment clears by such time.)

☐            Certified check

☐            Bank draft (cashier’s check)

Name of maker:

Date of check or draft:

Check or draft number:

Bank on which check is drawn:

Name(s):	Signature(s):	Address(es):	Telephone No.:

GUARANTEE OF DELIVERY

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the Rights Certificate representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, no later than three business days following the date the Notice of Guaranteed Delivery was delivered.

Dated:

(Address)	(Name of Firm)

(Telephone Number)	(Authorized Signature

The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificate and Election Form to the Subscription Agent within three business days following the date the Notice of Guaranteed Delivery was delivered. Failure to do so could result in a financial loss to such institution.